                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           SCOTSMAN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
          N/A
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
          N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
          N/A
--------------------------------------------------------------------------------

     (5) Total fee paid:
          N/A
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.
          N/A
--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
          N/A
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
          N/A
--------------------------------------------------------------------------------

     (3) Filing party:
          N/A
--------------------------------------------------------------------------------

     (4) Date filed:
          N/A
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

                                     [LOGO]

                                                                  March 29, 1995

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Scotsman Industries, Inc. which will be held on Thursday, May 18, 1995, at 9:00 a.m., local time, at our headquarters in Vernon Hills, Illinois. Please refer to the attached map for directions to the premises.

     At the Annual Meeting, shareholders are being asked to elect three directors to serve terms which expire in 1998 and to consider and vote upon a proposal to approve the Scotsman Industries, Inc. Non-Employee Directors Stock Option Plan pursuant to which Scotsman's non-employee directors will be entitled to receive options to acquire Scotsman Common Stock. The Board of Directors recommends a vote "FOR" each nominee and "FOR" approval of the proposed Scotsman Industries, Inc. Non-Employee Directors Stock Option Plan.

     Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to sign, date, and mail the enclosed Proxy in the envelope provided. Your right to vote in person at the meeting is not affected by returning the Proxy.

     A copy of Scotsman Industries' Annual Report for the fiscal year ended January 1, 1995 accompanies this Notice of Meeting and Proxy Statement. On behalf of the Board of Directors, officers and employees of Scotsman, I would like to thank you for your continued interest and support.

                                            Sincerely,

                                            [SIG]

                                            RICHARD C. OSBORNE
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                   [Insert Map]

-- Place of Annual Meeting
Scotsman's headquarters is located at 775 Corporate Woods Parkway in Vernon Hills, Illinois, approximately 40 miles northwest of downtown Chicago. Shareholders attending the meeting who will be using the Tri-State Tollway (Interstate Route 94-294) should exit at Half Day Road (Route 22) and travel west to reach Milwaukee Avenue (Route 21). Turn right onto Milwaukee Avenue and travel north approximately 1 mile to reach Corporate Woods Parkway (the second or northern Corporate Woods entrance).
Parking facilities will be available and refreshments will be served beginning at 8:30 a.m.

                                                     775 Corporate Woods Parkway
                                                    Vernon Hills, Illinois 60061
                                                                    708-215-4500

                                     [LOGO]

                                                                  March 29, 1995

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 18, 1995

                            ------------------------

To the Shareholders of SCOTSMAN INDUSTRIES, INC.

     Notice is hereby given that the annual meeting of shareholders of Scotsman Industries, Inc. (the "Company") will be held at the Company's headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 18, 1995, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve for a term of three years;

     2. To consider and vote upon a proposal to approve the Scotsman Industries, Inc. Non-Employee Directors Stock Option Plan, as more fully described herein; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 24, 1995, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors
                                            [SIG]
                                            DONALD D. HOLMES,
                                            Vice President -- Finance and
                                            Secretary

                                                     775 Corporate Woods Parkway
                                                    Vernon Hills, Illinois 60061

                                     [LOGO]

                                                                  March 29, 1995

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scotsman Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's principal executive offices at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 18, 1995, at 9:00 a.m., local time (the "1995 Annual Meeting"), and at any adjournments thereof. The 1995 Annual Meeting is being held to consider and vote upon (i) the election of three directors to serve until the 1998 annual meeting of shareholders of the Company or until the successors of such directors have been duly elected and qualified, and (ii) a proposal to approve the Scotsman Industries, Inc. Non-Employee Directors Stock Option Plan (the "Stock Option Plan"), as more fully described in this Proxy Statement. The Company's Board of Directors knows of no other business that will be presented for consideration at the 1995 Annual Meeting other than the matters described in this Proxy Statement.

     The close of business on March 24, 1995 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of shareholders entitled to vote at the 1995 Annual Meeting. Accordingly, only holders of record of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), and the Company's Series A $0.62 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Convertible Preferred Stock"), at the close of business on such date will be entitled to vote at the 1995 Annual Meeting. As of the close of business on that date, there were outstanding (i) 8,940,020 shares of Common Stock (not including 194,259 shares of Common Stock held in treasury) and (ii) 1,999,992 shares of Series A Convertible Preferred Stock. Each share of Common Stock outstanding as of the Record Date, excluding the treasury shares, is entitled to one vote, and each share of Series A Convertible Preferred Stock outstanding as of the Record Date is entitled to one-tenth (1/10) of a vote. The Common Stock and the Series A Convertible Preferred Stock will vote together and not as separate classes on each of the matters to be voted on at the 1995 Annual Meeting. A combined total of 9,140,019 votes may therefore be cast by the holders of the Common Stock and the Series A Convertible Preferred Stock on each of the matters brought before the 1995 Annual Meeting.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 1995 Annual Meeting by (1) giving written notice of such revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) appearing in person at the 1995 Annual Meeting and voting in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed as follows: Scotsman Industries, Inc., 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Donald D. Holmes, Secretary. Duly executed proxies received prior to the meeting will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" THE ELECTION

OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY AND "FOR" THE PROPOSAL TO APPROVE THE STOCK OPTION PLAN.

     This Proxy Statement is first being mailed to the Company's shareholders on or about March 29, 1995. The Company's 1994 Annual Report to Shareholders, including financial statements for the fiscal year ended January 1, 1995, accompanies this Proxy Statement.

     The presence, in person or by proxy, of the holders of record of shares of Common Stock and Series A Convertible Preferred Stock entitling the holders thereof to cast a majority of the votes eligible to be cast at the 1995 Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the 1995 Annual Meeting will be tabulated by the inspectors of election appointed for the meeting to determine whether or not a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors, or employees of the Company or its subsidiaries may make solicitations in person or by telephone without compensation, other than the compensation such persons otherwise receive for their services as officers, directors or employees. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with forwarding such materials. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The fees to be paid to such firm for such services are not expected to exceed $4,000, plus reimbursement for out-of-pocket costs and expenses.

     YOUR VOTE IS IMPORTANT TO THE COMPANY. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE 1995 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Board of Directors. The number of members of the Board of Directors has been fixed at eight.

     The Company's by-laws also provide that the directors are to be divided into three classes with respect to the time for which they hold office. At each annual meeting of shareholders of the Company, successors of the class whose terms of office expire in that year are to be elected for three-year terms or until their successors have been duly elected and qualified. The terms of three directors, Richard C. Osborne, Donald C. Clark and Timothy C. Collins, will expire at the 1995 Annual Meeting, and the Company's Board of Directors has renominated all three for re-election to the Board of Directors. If re-elected, all three will serve until the 1998 annual meeting of shareholders of the Company or until their successors have been duly elected and qualified. The Company's by-laws establish certain procedures for shareholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors."

     Under the Company's by-laws, directors are elected by a plurality of the votes cast. Since three positions are to be filled on the Board of Directors, the three nominees receiving the highest number of votes cast will be elected as directors. The inspectors of election will not count abstentions in determining the number of votes received by any nominee.

     It is the intention of the parties named in the enclosed proxy to vote the shares represented thereby for the election of the nominees listed below unless the proxy is marked otherwise. Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to accept nomination for election, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may be nominated for director by the Board of Directors of the Company.

INFORMATION REGARDING NOMINEES AND DIRECTORS

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
---------------------------------------------------------------------------------------------
                              NOMINEES FOR ELECTION AT THE 1995
                              ANNUAL MEETING TO SERVE UNTIL 1998
---------------------------------------------------------------------------------------------
Richard C. Osborne (51)       Mr. Osborne is Chairman of the Board, President and Chief
                                Executive Officer of the Company. Mr. Osborne has been
                                Chairman of the Board since May, 1991 and President and Chief
                                Executive Officer since April, 1989. He was an Executive Vice
                                President of Household Manufacturing, Inc. from 1982 to
                                April, 1989. Mr. Osborne is also a director of Joslyn
                                Corporation. He has been a director of the Company since
                                April, 1989.
Donald C. Clark (63)          Mr. Clark is Chairman of the Board and a director of Household
                                International, Inc. ("Household"), a financial services
                                business. Mr. Clark has been Chairman of the Board of
                                Household since 1984 and was Chief Executive Officer of
                                Household from 1982 to September, 1994. Mr. Clark is also a director of Schwitzer, Inc., Ameritech Corporation, and
                                Warner-Lambert Co. He has been a director of the Company
                                since April, 1989 and served as Chairman of the Board of the
                                Company from April, 1989, to May, 1991.
Timothy C. Collins (38)       Mr. Collins is a Senior Managing Director of Onex Investment
                                Corp. (New York), a management company for the U.S.
                                investments of Onex Corporation, an Ontario corporation
                                ("Onex"), and has held that position since 1990. Immediately prior to joining Onex, Mr. Collins was a Vice President of
                                Lazard Freres & Co., an investment banking firm. He also
                                serves on the board of directors of the Metropolitan New York
                                YMCA. He has been a director of the Company since April,
                                1994.

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
---------------------------------------------------------------------------------------------
                              DIRECTORS CONTINUING TO SERVE UNTIL 1996
                              ---------------------------------------------------------------
James J. O'Connor (58)        Mr. O'Connor is Chairman, Chief Executive Officer and a
                                director of Commonwealth Edison Company, an electric utility company, and has held those positions since 1980. Mr.
                                O'Connor has also been the Chairman, Chief Executive Officer and a director of Unicom Corporation, a newly created holding company for Commonwealth Edison Company, since 1994. Mr.
                                O'Connor is a director of Corning Incorporated, First Chicago
                                Corporation, The First National Bank of Chicago, Tribune
                                Company, UAL Inc., and American National Can Company and
                                serves on the Board of Governors of the Chicago Stock
                                Exchange. He has been a director of the Company since April,
                                1989.
Robert G. Rettig (65)         Mr. Rettig is a consultant to Illinois Tool Works, Inc., a manufacturer of industrial products and components, and a
                                consultant to, and a director of, The Tech Group, a custom molding company. He was an Executive Vice President of
                                Illinois Tool Works, Inc. from 1983 to January, 1990. Mr.
                                Rettig is also a director of Lawson Products, Inc. and serves as a trustee of the Illinois Institute of Technology. He has been a director of the Company since April, 1989.
Matthew O. Diggs, Jr. (62)    Mr. Diggs is the Chief Executive Officer of The Diggs Group, a
                                New York general partnership that provides investment banking services, and has held that position since 1990. From 1987 to
                                1990, Mr. Diggs was Vice Chairman of Copeland Corporation, a
                                refrigerator compressor manufacturer, having served as
                                President and Chief Executive Officer of Copeland Corporation
                                from 1975 to 1987. He has been a director of the Company
                                since April, 1994.
                              DIRECTORS CONTINUING TO SERVE UNTIL 1997
                              ---------------------------------------------------------------
Frank W. Considine (73)       Mr. Considine is Honorary Chairman of the Board, Chairman of
                                the Executive Committee and a director of American National
                                Can Company, a packaging manufacturer. He was Chairman of the
                                Board of American National Can Company from 1983 to 1990,
                                President from 1969 to 1988, and Chief Executive Officer from
                                1973 to 1988. Mr. Considine is a director of Encyclopedia
                                Britannica, Inc., Helene Curtis Industries, Inc., IMC Global,
                                Inc. and Pechiney International, S.A. Mr. Considine is also
                                Chairman of the Board of Trustees of Loyola University,
                                Chicago, and serves on the Board of Trustees of the Field
                                Museum of Natural History, Chicago. Mr. Considine has been a director of the Company since April, 1989.

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
---------------------------------------------------------------------------------------------
George D. Kennedy (68)        Mr. Kennedy was Chairman and a director of the Mallinckrodt
                                Group Inc., a producer of medical products and chemicals,
                                from 1991 until his retirement in October, 1994. He was
                                Chairman and Chief Executive Officer of Mallinckrodt Group
                                Inc. from 1986 to 1991. Mr. Kennedy is also a director of
                                Brunswick Corporation, Illinois Tool Works, Inc., American
                                National Can Company, Kemper National Insurance Company,
                                Stone Container Corporation, and Kemper Corporation. He has
                                been a director of the Company since April, 1989.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held six meetings during 1994. The standing committees of the Board of Directors also held a total of six meetings. The average attendance at the aggregate of the total number of meetings of the Board of Directors and the total number of committee meetings was 98%. Each of the directors of the Company attended at least 90% of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board of Directors on which that director served. The Board of Directors has standing Audit, Compensation and Executive Committees. It does not have a standing nominating committee.

     The Audit Committee is composed of Frank W. Considine, Timothy C. Collins and Robert G. Rettig. Mr. Considine is the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of the Company and its subsidiaries, the Company's accounting principles, policies and practices, and financial reporting, the scope of the audits conducted by the Company's independent public accountants and internal auditors, and the annual financial statements of the Company and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of the Company and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of the Company's principal independent public accountants and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met twice during 1994.

     The Compensation Committee is composed of George D. Kennedy, Donald C. Clark, Matthew O. Diggs, Jr., and James J. O'Connor. Mr. Kennedy is the Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of the Company and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of the Company. The Compensation Committee met four times during 1994.

DIRECTORS' FEES AND COMPENSATION

     Non-employee directors of the Company receive for their services (i) an annual retainer fee paid in shares of Common Stock with a total market value of approximately $16,000, determined as of the day immediately preceding the date of the annual meeting of the shareholders of the Company, and (ii) a fee of $900 for each Board of Directors and committee meeting attended. In addition, any non-employee director who serves as chairman of the Audit, Compensation or Executive Committees of the Board of Directors receives, as compensation for those services, additional shares of Common Stock with a total market value of approximately $2,000, determined as of the same valuation date used in determining the number of shares to be granted to the directors as annual retainer fees. The Company transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the shareholders of the Company. For information relating to compensation to be paid to directors under the proposed Stock Option Plan, see "PROPOSAL 2, APPROVAL OF NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN."

AGREEMENTS GOVERNING THE APPOINTMENT AND FUTURE NOMINATION
OF CERTAIN DIRECTORS; VOTING AGREEMENTS

     Timothy C. Collins and Matthew O. Diggs, Jr. were appointed directors of the Company, effective April 29, 1994, pursuant to the terms and conditions of an Agreement and Plan of Merger, dated January 11, 1994, as amended (the "DFC Merger Agreement"), and a Share Acquisition Agreement, dated January 11, 1994, as amended (the "WAL Acquisition Agreement") governing the acquisition by the Company of DFC Holding Corporation ("DFC") and its wholly-owned subsidiary, The Delfield Company ("Delfield"), and Whitlenge Acquisition Limited ("WAL") and its wholly-owned subsidiary, Whitlenge Drink Equipment Limited ("Whitlenge"). Pursuant to the DFC Merger Agreement and WAL Acquisition Agreement, the Company also agreed that, (i) so long as the former shareholders of DFC and WAL, together in each case, with certain permitted transferees (collectively, the "New Scotsman Shareholders") own, on a fully diluted basis, at least 1,688,578 shares of Common Stock (appropriately adjusted for any subsequent recapitalization, stock dividend, split or other change in the capital stock), they will be entitled to designate the persons nominated by the Board of Directors to fill the directorships currently held by Mr. Collins and Mr. Diggs, and (ii) so long as the New Scotsman Shareholders own, on a fully diluted basis, at least 1,114,462 shares of Common Stock (appropriately adjusted for any subsequent recapitalization, stock dividend, split or other change in the capital stock), they will be entitled to designate one such nominee.

     So long as the New Scotsman Shareholders are entitled to designate at least one nominee to the Board of Directors, (i) the Company has agreed that, subject to the right of the holders of its preferred stock to elect directors under certain circumstances, it will not increase the number of directors to more than eight directors, and (ii) the New Scotsman Shareholders have agreed to vote, to cause any affiliates or associates controlled by them to vote, and to use reasonable efforts to cause any other affiliates or associates to vote, all shares of capital stock of the Company owned by them in favor of all of the nominees to the Board of Directors recommended by the Board of Directors.

     The right of the New Scotsman Shareholders to designate one or more nominees to the Company's Board of Directors will terminate on January 11, 2004 unless such obligation is extended by written agreement among the Company and the New Scotsman Shareholders after January 11, 2002 but before the termination date. Upon termination of the right of the New Scotsman Shareholders to designate one or more nominees to the Board of Directors at a time when any designee of the New Scotsman Shareholders is currently on the Board and upon the request of the Company, (i) any such designee who is a New Scotsman Shareholder shall promptly resign as a director, and (ii) the New Scotsman Shareholders will use their best efforts to cause any such designee or designees who are not New Scotsman Shareholders to promptly resign.

     Certain former shareholders of DFC and WAL have entered into a Stockholders' Agreement, dated as of January 11, 1994 (the "Stockholders' Agreement"), under which they have, among other things, allocated among themselves the power to designate the person or persons to be nominated as directors. The Stockholders' Agreement provides that, so long as Onex and its affiliates, Onex DHC LLC and Onex U.S. Investments (the "Onex Affiliates"), hold Common Stock or Series A Convertible Preferred Stock, Onex and the Onex Affiliates will have the right to designate (and remove) one such director, and EJJM, an Ohio general partnership of which Mr. Diggs is the sole managing general partner ("EJJM"), will have the right to designate (and remove) the other such director. If the New Scotsman Shareholders are entitled to designate only one nominee to the Board of Directors, whichever of Onex and the Onex Affiliates or EJJM owns the higher percentage of Common Stock (on a fully diluted basis) at the time of such designation will be entitled to designate the nominee. In all other cases, the holders of a majority of the Common Stock held by the New Scotsman Shareholders at the time that they are entitled to designate one or more nominees to the Board of Directors shall make such designation. Scotsman is not a party to the Stockholders' Agreement.

     Under the Stockholders' Agreement, Onex and the Onex Affiliates have also been granted an irrevocable proxy (the "Onex Proxy") to vote all of the shares of Common Stock and Series A Convertible Preferred Stock held by the New Scotsman Shareholders. The Onex Proxy includes the right to vote for the transaction of any and all business that may come before an annual, general or special meeting of the Company's shareholders, including the right to vote for the sale of all or any part of the assets, the liquidation, or the dissolution of the Company. The Onex Proxy will automatically terminate on January 10, 1999 or at such time that Onex, together with the Onex Affiliates, holds less than 30% of the number of shares of Common Stock (on a fully diluted basis) initially acquired by it pursuant to the merger provided for in the DFC Merger Agreement. The Onex Proxy will also terminate with respect to specific shares of Common Stock upon the transfer of such shares to any person other than certain specified types of affiliates or associates of the former DFC shareholders and WAL shareholders that have granted Onex and the Onex Affiliates the Onex Proxy. For additional information regarding the parties to, and terms of, the Stockholders' Agreement, see Note 5 under "Security Ownership of Certain Beneficial Owners."

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock and Series A Convertible Preferred Stock for each director and nominee for director, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all directors and executive officers of the Company as a group.

------------------------------------------------------------------------------------------------------------------
                                           NO. OF SHARES                                  NO. OF SHARES OF
                                          OF COMMON STOCK                               SERIES A CONVERTIBLE
                                            BENEFICIALLY              PERCENT OF          PREFERRED STOCK       PERCENT OF
                                              OWNED(1)                 CLASS(2)          BENEFICIALLY OWNED      CLASS(3)
    ------------------------------------------------------------------------------------------------------------------
  DIRECTORS AND
  DIRECTOR NOMINEES
--------------------------------------
  Donald C. Clark.....................           40,771                       *                      0                0%
--------------------------------------
  Timothy C. Collins..................          100,873(4)                1.12%(5)              65,787(6)          3.29%
--------------------------------------
  Frank W. Considine..................           10,090                       *                      0                0%
--------------------------------------
  Matthew O. Diggs, Jr. ..............          708,534(7)                7.65%(8)             418,308(9)         20.92%
--------------------------------------
  George D. Kennedy...................           10,380                       *                      0                0%
--------------------------------------
  James J. O'Connor...................            8,955                       *                      0                0%
--------------------------------------
  Richard C. Osborne..................          198,022(10)               2.18%(11)                  0                0%
--------------------------------------
  Robert G. Rettig....................            9,955                       *                      0                0%
--------------------------------------
  CERTAIN EXECUTIVE OFFICERS
--------------------------------------
  Emanuele Lanzani....................           62,472(10)                   *                      0                0%
--------------------------------------
  Donald D. Holmes....................           79,172(10)                   *                      0                0%
--------------------------------------
  Kevin E. McCrone....................           97,738(12)               1.09%(13)             60,512(14)         3.03%
--------------------------------------
  Paolo Faenza........................           30,582(10)                   *                      0                0%
--------------------------------------
  Directors and Officers as a Group
    (17 individuals, including all
    those listed above)...............    1,425,214(10)(15)              14.51%(16)            544,607(17)        27.23%
--------------------------------------

---------------
  *  Less than one percent of the outstanding Common Stock.

 (1) Information relating to the number of shares of Common Stock beneficially owned by directors, nominees for directors and executive officers is based upon information (i) furnished by, or on behalf of, each person to the Company, (ii) reflected in the records of the Tax Reduction Investment Plan ("TRIP") of the Company's wholly-owned subsidiary, Scotsman Group Inc. ("SGI"), or the Company's Long-Term Executive Incentive Compensation Plan or (iii) reflected in a Schedule 13D, as amended by Amendment No. 1 dated February 21, 1995, filed by the New Scotsman Shareholders (including Mr. Collins, Mr. Diggs, Mr. McCrone and one other executive officer of the Company), as more fully described in Note 5 under "Security Ownership of Certain Beneficial Owners." Information relating to shares held in the TRIP has been furnished as of December 31, 1994, the latest date for which such information is available. Information relating to the number of shares of Common Stock and Series A Convertible Preferred Stock beneficially owned by Mr. Collins, Mr. Diggs, Mr. McCrone and one other executive officer, all of whom were former shareholders of DFC or WAL, is as of March 17, 1995, the date on which additional shares of Common Stock were issued to the shareholders of DFC and WAL pursuant to the terms of the DFC Merger Agreement and WAL Acquisition Agreement. Information relating to the number of shares of Common Stock and Series A Convertible Preferred Stock beneficially owned by all other directors, nominees for director and executive officers (other than pursuant to TRIP) has been furnished as of February 15, 1995. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock and Series A Convertible Preferred Stock listed opposite his name.

 (2) Based upon a total of 8,940,020 issued and outstanding shares of Common Stock as of March 24, 1995.

 (3) Based upon a total of 1,999,992 shares of Series A Convertible Preferred Stock outstanding as of March 24, 1995.

 (4) Includes 50,698 shares of Common Stock held of record by Mr. Collins and 50,175 shares of Common Stock issuable upon the conversion of 65,787 shares of Series A Convertible Preferred Stock held of record by Mr. Collins, with respect to which Mr. Collins has shared investment power and shared voting power, pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include an additional 3,173,523 shares of Common Stock held of record, or issuable upon the conversion of shares of Series A Convertible Preferred Stock held of record, by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. Collins shares investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

 (5) On a partially diluted basis, assuming only the conversion of those shares of Series A Convertible Preferred Stock held by Mr. Collins.

 (6) Consists solely of shares of Series A Convertible Preferred Stock held of record by Mr. Collins with respect to which Mr. Collins has shared investment power and shared voting power, pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include 1,934,205 additional shares of Series A Convertible Preferred Stock held of record by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. Collins shares investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

 (7) Includes 326,331 shares of Common Stock held of record by EJJM and 319,043 shares of Common Stock issuable upon the conversion of 418,308 shares of Series A Convertible Preferred Stock held of record by EJJM, 1,160 shares of Common Stock held of record by Mr. Diggs, and 62,000 shares of Common Stock held of record by The Diggs Family Foundation, a charitable foundation for which Mr. Diggs serves as one of six trustees. Mr. Diggs has shared investment power and shared voting power with respect to all of these shares pursuant to the Stockholders' Agreement and the Onex Proxy. With respect to the shares held by The Diggs Family Foundation, Mr. Diggs also shares investment power and voting power with his co-trustees. The shares reported for Mr. Diggs do not include (i) 30 shares held by Mr. Diggs' son as to which Mr. Diggs disclaims beneficial ownership, or (ii) an additional 2,565,862 shares of Common Stock held of record, or issuable upon the conversion of shares of Series A Convertible Preferred Stock held of record, by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. Diggs, EJJM and The Diggs Family Foundation and its trustees share investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

 (8) On a partially diluted basis, assuming only the conversion of those shares of Series A Convertible Preferred Stock held by Mr. Diggs.

 (9) Consists solely of shares of Series A Convertible Preferred Stock held of record by EJJM with respect to which Mr. Diggs has shared investment power and shared voting power, pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include 1,581,684 additional shares of Series A Convertible Preferred Stock held of record by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of
     Section 13(d)(3) and with respect to which Mr. Diggs, EJJM and The Diggs Family Foundation and its trustees share investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

(10) Includes shares issuable pursuant to stock options exercisable within 60 days after February 15, 1995 as follows: Mr. Osborne, 142,868; Mr. Holmes, 58,813; Mr. Faenza, 30,582; Mr. Lanzani, 62,472; all
     directors and officers as a group, 336,397. Also includes shares held for the account of executive officers under the TRIP with respect to which each such officer has sole voting but no investment power as follows: Mr. Osborne, 6,949; Mr. Holmes, 8,210; all executive officers as a group, 22,494.

(11) On a partially diluted basis, assuming only the exercise of stock options held by Mr. Osborne which are exercisable within 60 days.

(12) Includes 51,586 shares of Common Stock held of record by Mr. McCrone and 46,152 shares of Common Stock issuable upon the conversion of 60,512 shares of Series A Convertible Preferred Stock held of record by Mr. McCrone, with respect to which Mr. McCrone has shared investment power and shared voting power, pursuant to the Stockholder's Agreement and the Onex Proxy. Does not include an additional 3,176,658 shares of Common Stock held of record, or issuable upon the conversion of shares of Series A Convertible Preferred Stock held of record, by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. McCrone shares investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

(13) On a partially diluted basis, assuming only the conversion of those shares of Series A Convertible Preferred Stock held by Mr. McCrone.

(14) Consists solely of shares of Series A Convertible Preferred Stock held of record by Mr. McCrone with respect to which Mr. McCrone has shared investment power and shared voting power, pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include 1,939,480 additional shares of Series A Convertible Preferred Stock held of record by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. McCrone shares investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

(15) Includes 415,370 shares of Common Stock issuable upon the conversion of 544,607 shares of Series A Convertible Preferred Stock held of record by Mr. Collins, EJJM and Mr. McCrone. Does not include 2,364,684 shares of Common Stock held of record or shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock held of record by New Scotsman Shareholders (other than Mr. Collins, Mr. Diggs, EJJM, The Diggs Family Foundation, Mr. McCrone and one other executive officer of the Company) who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. Collins, Mr. Diggs, EJJM, The Diggs Family Foundation, Mr. McCrone and one other executive officer of the Company share investment power and voting power as part of such group. See
     Note 5 under "Security Ownership of Certain Beneficial Owners."

(16) On a partially diluted basis, assuming only the exercise of the 336,397 stock options referred to in Note 10 above and the conversion of the 544,607 shares of Series A Convertible Preferred Stock referred to in Note 15.

(17) Consists solely of shares of Series A Convertible Preferred Stock held of record by Mr. Collins, EJJM and Mr. McCrone, with respect to which Mr. Collins, EJJM and Mr. McCrone have shared investment power and shared voting power, pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include 1,455,385 additional shares of Series A Convertible Preferred Stock held of record by other New Scotsman Shareholders who, according to a Schedule 13D, as amended, filed on behalf of such persons, may be deemed to constitute a "group" for purposes of Section 13(d)(3) and with respect to which Mr. Collins, EJJM and Mr. McCrone share investment power and voting power as part of such group. See Note 5 under "Security Ownership of Certain Beneficial Owners."

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

----------------
                                                      ANNUAL COMPENSATION(2)                 LONG-TERM COMPENSATION
----------------

                                                                      OTHER                                              ALL
                      PRINCIPAL                                       ANNUAL                                            OTHER
      NAME           POSITION(1)      YEAR     SALARY      BONUS      COMP.              AWARDS             PAYOUTS    COMP.(3)
----------------
                                                                                              SECURITIES
                                                                                RESTRICTED    UNDERLYING
                                                                                  STOCK         STOCK        LTIP
                                                                                  AWARDS      OPTIONS(#)    PAYOUTS
----------------
  R. Osborne       Chairman of the    1994    $320,000    $200,000      --          $0          18,100         $0      $15,075
                   Board, CEO &       1993    $301,250    $182,500      --          $0          25,800         $0      $13,387
                   President          1992    $286,250    $145,000      --          $0          27,700         $0      $12,638
----------------
  E. Lanzani       Exec.VP; Mgng.     1994    $158,763     $63,431      --          $0           8,900         $0      $     0
                   Dir., Frimont S.p.A. 1993  $150,236     $47,688      --          $0          12,700         $0      $     0
                   & Castel MAC       1992    $174,314     $19,976      --          $0          13,500         $0      $     0
                   S.p.A.
----------------
  D. Holmes        VP Finance &       1994    $154,708     $66,060      --          $0           6,200         $0      $ 6,459
                   Secretary          1993    $145,667     $60,597      --          $0           8,900         $0      $ 5,626
                                      1992    $137,667     $41,851      --          $0           9,500         $0      $ 5,313
----------------
  K. McCrone(4)    VP; President,     1994    $127,058     $78,914      --          $0               0         $0      $ 9,280
                   Delfield
----------------
  P. Faenza        General Manager,   1994    $113,936     $54,900      --          $0           3,400         $0      $     0
                   Castel MAC         1993    $109,496     $24,581      --          $0           4,900         $0      $     0
                   S.p.A.             1992    $124,481     $11,767      --          $0           5,100         $0      $     0
----------------

(1) Each executive officer held the same position with the Company in each of the years indicated.

(2) Includes amounts earned in the fiscal year, whether or not deferred.

(3) Amounts in this column consist of Company-matching contributions to the TRIP, the Supplemental Tax Reduction Plan and, in the case of Mr. McCrone, to The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan. Also included for Mr. McCrone is a payment in the amount of $2,605 under an agreement between Mr. McCrone and DFC pursuant to which DFC agreed to reimburse Mr. McCrone for the after-tax amount of the annual interest paid on a bank loan taken by Mr. McCrone to purchase 120,000 shares of common stock of DFC in 1991.

(4) The compensation reported is for a partial year, beginning on April 29, 1994, the date on which the Company acquired Delfield and Mr. McCrone became an executive officer of the Company.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table above during the 1994 fiscal year and the value of the options held by such persons at the end of the 1994 fiscal year. No stock appreciation rights have been granted to date by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR
                           POTENTIAL REALIZABLE VALUE

------------------------------------------------------------------------------------------------------------------
                                             INDIVIDUAL GRANTS IN 1994                       POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                                                                               FOR 10-YEAR OPTION TERM(1)
     ------------------------------------------------------------------------------------------------------------------
                             NUMBER OF
                             SECURITIES
                             UNDERLYING    % OF TOTAL OPTIONS
                              OPTIONS          GRANTED TO        EXERCISE    EXPIRATION
           NAME               GRANTED         EMPLOYEES(2)       PRICE(3)       DATE       0%         5%             10%
     ------------------------------------------------------------------------------------------------------------------
  R. Osborne                   18,100             32.01%          $16.50      02/18/04     $0     $   187,819    $    475,971
--------------------------
  E. Lanzani                    8,900             15.74%          $16.50      02/18/04     $0     $    92,353    $    234,041
--------------------------
  D. Holmes                     6,200             10.96%          $16.50      02/18/04     $0     $    64,336    $    163,040
--------------------------
  K. McCrone                        0                --%              --            --     $0     $         0    $          0
--------------------------
  P. Faenza                     3,400              6.01%          $16.50      02/18/04     $0     $    35,281    $     89,409
--------------------------
  All Shareholders(4)                                                                      $0     $85,794,408    $217,419,899
--------------------------
  Named Executive Officers' Gains as a % of all Shareholder Gains                                      0.443%          0.443%
--------------------------

(1) The Company is unaware of any formula which provides an accurate depiction of the value of a stock option as of the date of grant.

(2) Based on 56,550 options granted to all employees.

(3) Fair market value (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange) on February 17, 1994, the date of grant.

(4) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 8,267,938 outstanding shares -- the number of shares outstanding on December 30, 1994.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------
                                                        TOTAL NUMBER OF SECURITIES            TOTAL VALUE OF UNEXERCISED,
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS HELD
                                                      OPTIONS HELD AT FISCAL YEAR END            AT FISCAL YEAR END(1)
    ------------------------------------------------------------------------------------------------------------------
                      NUMBER OF
                       SHARES
                     ACQUIRED ON        VALUE
     NAME             EXERCISE         REALIZED       EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
    ------------------------------------------------------------------------------------------------------------------
  R. Osborne                 0         $     0          115,150             61,118           $ 933,191          $ 331,002
---------------
  E. Lanzani            13,495         $98,561           48,857             30,015           $ 366,288          $ 162,458
---------------
  D. Holmes                  0         $     0           49,280             21,008           $ 385,329          $ 113,899
---------------
  K. McCrone                 0         $     0                0                  0           $       0          $       0
---------------
  P. Faenza                  0         $     0           25,389             11,468           $ 195,857          $  61,988
---------------

(1) Based on the fair market value of the Common Stock on December 30, 1994 of $17.0625 (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange).

PENSION PLAN

     The Salaried Pension Plan of Scotsman Group Inc. ("SGI") is a non-contributory, defined benefit plan for certain salaried employees of SGI and its subsidiaries. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock) for the five successive highest-paid years out of the employee's last ten years of employment, adjusted for wages subject to Social Security taxes. Participants become fully vested in their accrued pension benefits after five years of service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service. Effective January 1, 1994, SGI adopted the Supplemental Executive Retirement Plan (the "Supplemental Plan") which provides each participant in the Supplemental Plan with the benefits such participant would have received under the Salaried Pension Plan except for certain limitations on compensation and benefits imposed under the Internal Revenue Code of 1986, as amended (the "Code").

     The following table illustrates the amount of annual pension benefits payable under the Salaried Pension Plan (including amounts payable under the Supplemental Plan, where applicable) for eligible employees retiring at age 65 with the following remuneration and numbers of credited years of service.

                                  PENSION PLAN

-----------------------------------------------------------------------------
                                       YEARS OF SERVICE
-----------------------------------------------------------------------------
   REMUNERATION     15           20           25           30           35
-----------------------------------------------------------------------------
  $100,000       $ 18,452     $ 24,603     $ 30,754     $ 36,905     $ 43,056
----------
  $175,000       $ 33,910     $ 45,213     $ 56,517     $ 67,820     $ 79,123
----------
  $250,000       $ 49,368     $ 65,824     $ 82,279     $ 98,735     $115,191
----------
  $325,000       $ 64,825     $ 86,434     $108,042     $129,651     $151,259
----------
  $400,000       $ 80,283     $107,044     $133,805     $160,566     $187,327
----------
  $475,000       $ 95,741     $127,654     $159,568     $191,481     $223,395
----------
  $550,000       $111,198     $148,264     $185,331     $222,397     $259,463
----------
  $625,000       $126,656     $168,875     $211,093     $253,312     $295,531
----------

     The benefits set forth in the above table are computed on a straight-line annuity basis. Offsets for Social Security payments and other offsets provided for in the plan are not reflected in the table. For purposes of determining the benefit under the Salaried Pension Plan for Mr. Osborne and Mr. Holmes, credited years of service and the amount of covered compensation (salary plus bonuses paid in cash or stock) for 1994 are as follows: Mr. Osborne, 16 years and $502,500; Mr. Holmes, 20 years and $215,305. Covered compensation, in each case, is equal to the salary reported for such officer in the Summary Compensation Table for 1994 plus the bonus reported for 1993 since bonuses earned in a given fiscal year are paid the following fiscal year. In calculating credited years of service under the Salaried Pension Plan, years of service with Household or its former subsidiaries prior to the spin-off of the Company by Household in 1989 have been taken into account.

     Mr. Lanzani, Mr. McCrone and Mr. Faenza are not covered by SGI's Salaried Pension Plan. Mr. Lanzani does, however, have an agreement with the Company's Italian subsidiary, Frimont S.p.A. ("Frimont"), which provides that he will receive monthly payments beginning at the later of July 1, 1999 or termination of his employment and ending at his death. These monthly payments will be equal to .0133 times his average monthly compensation times his credited service. For purposes of the agreement, "average monthly compensation" means his regular salary plus short-term bonuses received during the five-year period prior to termination of employment divided by 60 and "credited service" means the number of years of continuous service from November 7, 1967 to the date of termination of employment. For purposes of this plan, Mr. Lanzani is currently credited with 27 years of service, and he received a total of $206,451 in salary and bonuses in 1994. If Mr. Lanzani's employment is terminated before he reaches age 65, then at age 65 he will begin receiving such monthly payments.

     Mr. Faenza is covered by a pension plan of the Company's Italian subsidiary, Castel MAC S.p.A., ("Castel MAC"). Under the terms of that plan and as required by Italian law, Castel MAC accrues each year, on Mr. Faenza's behalf, an amount equal to (i) his compensation for such year (salary plus cash bonuses), divided by 13.5, plus (ii) an amount equal to 75% of an Italian consumer price index for that year times the amount of such compensation, less
(iii) the amount of certain contributions made by Castel MAC, on Mr. Faenza's behalf, to an Italian government-sponsored social security plan. Upon his retirement,

Mr. Faenza is entitled to receive a lump sum payment equal to the sum of the amounts accrued, on his behalf, in accordance with the formula set forth above, for each year of employment with Castel MAC in which he was covered by the plan. An accrual in the amount of 16,603,583 Lire (approximately $10,337 as of December 31, 1994), determined in accordance with the formula set forth above, was established for Mr. Faenza under the plan for 1994. As of December 31, 1994, Mr. Faenza had been covered by the plan for a total of nine years.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS, INCLUDING CHANGE OF CONTROL PROVISIONS

     Mr. Osborne has entered into an employment agreement with SGI under which he is currently entitled to an annual base salary of $325,000, subject to annual review, and to benefits under SGI's benefit plans. The agreement also establishes an annual target bonus under the Company's Executive Incentive Compensation Program (the "Program") equal to 50% of his annual salary. The agreement provides for certain continued compensation in the event of (i) termination of employment by SGI or its subsidiaries prior to age 65 for any reason other than willful and deliberate misconduct or disability for a specified period that prevents him from reasonably performing his duties, or
(ii) Mr. Osborne's resignation from his position prior to age 65 because of a reassignment to a position of lesser rank or status, reduction of salary, benefits or target bonus, or reassignment to a geographic area more than 50 miles from his residence as of the date the agreement was executed.

     In the event Mr. Osborne's employment is terminated or he resigns for any of the reasons described in the preceding paragraph, he will be entitled for the next 18 months to (i) continued salary at the rate at which last received, (ii) continued target bonuses (prorated for such 18-month period) and (iii) continuation of pension accrual, savings plan contributions, deferred compensation (if any) and medical and life insurance benefits or, with respect to the benefits described in clause (iii), the economic equivalent thereof. Benefit plan accruals described in clause (iii) that would be payable to Mr. Osborne on a deferred basis, were he to continue his employment, may be deferred or paid in an actuarially equivalent lump sum at the end of the 18-month period. Mr. Osborne's employment agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any of the benefits described in this paragraph and for any additional federal income and excise taxes due as the result of such reimbursement.

     Mr. Osborne and SGI have also entered into a separate, executive severance agreement (the "Severance Agreement") under which Mr. Osborne will be entitled to receive a single cash payment equal to the sum of (i) three times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) three times the amount of the greater of his then current target bonus under the Program or the average target bonus paid or payable to him under the Program in the last five fiscal years, if at any time before he reaches age 65, Mr. Osborne's employment with SGI is terminated or he resigns for "good reason" following a "change of control" of the Company. Under such circumstances, Mr. Osborne will also become fully vested in any accrued benefits in which he is not then fully vested under SGI's Salaried Pension
Plan and in any employer matching contributions in which he is not then fully vested under SGI's Tax Reduction Investment Plan ("TRIP") or Supplemental Tax Reduction Plan. SGI will be obligated to pay Mr. Osborne, within 30 days of his termination or resignation, a lump sum equal to the actuarial equivalent of such accrued benefits under the Salaried Pension Plan and the amount of such employer matching contributions. SGI will also be obligated to keep in full force and effect, for a period of three years, all medical and insurance policies provided to Mr. Osborne by SGI at the same level of coverage and upon the same terms and conditions in effect as of the date of termination of his employment. Any payments made and benefits provided to Mr. Osborne under the Severance Agreement will be in lieu of those payments and benefits to which Mr. Osborne would otherwise be entitled under his employment agreement. The Severance Agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any payment made as a result of a change of control and for any additional federal income and excise taxes due as the result of such reimbursement.

     For purposes of the Severance Agreement, a "change of control" will be deemed to have occurred if any of the events described as constituting a "change of control" for purposes of the Stock Option Plan shall have occurred. See "Proposal 2, Approval of Non-Employee Directors Stock Option Plan." Mr. Osborne will be deemed to have had "good reason" to terminate his employment with SGI following a change of control if, among other things, without his written consent, he is assigned to duties inconsistent with his duties or responsibilities with SGI immediately prior to the change of control, his salary or benefits are reduced, he is reassigned to any location other than the facility where he is located at the time of the change of control or, following a merger or consolidation in which the Company is not the surviving corporation or the transfer of all or substantially all of the assets of the Company to another corporation, SGI fails to obtain from such corporation an agreement to assume all of SGI's obligations under the Severance Agreement.

     In addition to Mr. Osborne, Mr. Holmes and Mr. Lanzani each have employment agreements with SGI. Under their employment agreements with SGI, Mr. Holmes and Mr. Lanzani are currently entitled to annual base salaries of $165,000, and 273,000,000 Lire (approximately $170,000 as of December 31, 1994) subject to annual review. The employment agreements of Mr. Holmes and Mr. Lanzani also establish for each an annual target bonus equal to 30% of his annual salary. The remaining provisions of Mr. Holmes' and Mr. Lanzani's employment agreements are identical to those of Mr. Osborne's employment agreement except that (i) the provisions relating to continuation of compensation apply for a period of 12, rather than 18 months, (ii) there is no provision in the agreements for reimbursement of excise taxes, and (iii) each agreement will remain in effect, not until the executive officer who is a party to the agreement reaches age 65, but only until June 20, 1995. Thereafter, the term of each agreement will be automatically extended each year for one additional year, unless the Compensation Committee delivers written notice of termination three months prior to the end of such term or extended term.

     Mr. Holmes and Mr. Lanzani have also entered into executive severance agreements with SGI. The provisions of those agreements are identical to the provisions of Mr. Osborne's Severance Agreement with SGI except that each of these officers will be entitled to receive a single cash payment equal to the sum of (i) two (rather than three) times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) two (rather than three) times the amount of the greater of his then current target bonus or the average target bonus paid or payable to him under the Program in the preceding five fiscal years, if at any time before he reaches age 65, such officer's employment is terminated or he resigns for "good reason" following a "change of control" of the Company. Unlike Mr. Osborne's Severance Agreement, such agreements may be terminated prior to the occurrence of a change of control by SGI upon six months' prior notice to the executive who is a party to the agreement, provided that, to the knowledge of the board of directors of SGI, no person has taken, at the time of such notice, steps reasonably calculated to effect a change of control.

OTHER AGREEMENTS

     Mr. Lanzani has an agreement with Frimont which provides that, so long as he is employed in his present position at Frimont, he will receive 2.4% of the annual net operating income of Frimont. This agreement replaced his prior ownership of 10% of the shares of Frimont. The agreement provides that if Mr. Lanzani resigns from his position or is terminated without cause before May 31, 1996, he thereafter may elect to receive a lump sum payment, in lieu of payments under the agreement, equal to the present value of the projected annual payments under the agreement which he would have received had he remained employed by Frimont until June 30, 1996. The projection will be based on the average net operating income growth of Frimont for the prior five years. Since the payments made to Mr. Lanzani pursuant to this agreement replaced his prior ownership of shares of Frimont stock, the Company does not consider these payments to be cash compensation for services rendered and, accordingly, such payments have not been included in the summary compensation table set forth above.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing executive compensation philosophies, determining the executive compensation program components and assuring that the program is administered in a manner consistent with the program's philosophies and objectives. All Committee members are outside directors of the Company.

     The Committee believes that since executive officers are in positions to make substantial contributions to the long-term success of the Company, the executive compensation program should be structured to provide meaningful incentives to increase shareholder value. On an annual basis, the Committee reviews the actual results of each executive officer's performance against the objectives established by, and for, such executive for the preceding year. The Committee also reviews the compensation program components and plan for each executive officer for the upcoming year and relies upon the advice of independent compensation consultants regarding the competitiveness of the compensation programs. The Committee approves each compensation plan with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries in conjunction with the criteria for base salaries set forth below, taking into account any significant event that could affect program objectives and design.

     The Company's executive officer compensation program is comprised of a base salary, an annual cash incentive compensation program and a long-term incentive compensation plan in the form of stock options, stock appreciation rights, restricted stock and restricted stock rights. In addition, executives are eligible for other benefits that are generally available to employees of the Company, including insurance protection, retirement plans and vacations and holidays.

  Base Salary

     Base salary ranges for executives are set at the 50th percentile of the national marketplace for manufacturing companies of comparable size. Due to the increased size of the Company in 1994, manufacturing companies with sales in the range of $300-$500 million are now being used as the benchmark for comparison purposes, and target salary ranges have been adjusted accordingly. In determining salaries, the Committee takes into account salary rates compared with the marketplace, the performance of individuals and other factors deemed relevant by the Committee.

     Mr. Osborne's 1994 base salary increase of 6.6% was slightly higher than increases reported in marketplace surveys which indicated that the average expected increase in chief executive officers' base salaries was in the range of 5% in 1994. Due to the change in comparison data, the resultant base salary for Mr. Osborne, however, is still somewhat below the median of chief executive officers of comparably sized manufacturing companies.

  Executive Incentive Compensation Program

     The Executive Incentive Compensation Program is designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to accomplish significant projects contributing to the Company's success.

     The targets for awards under this plan are set at the 50th percentile of the national marketplace. Incentives earned are based primarily on performance compared with financial targets established for the Company and/or a subsidiary or division of the Company at levels approved by the Committee. The financial targets include targets for earnings and return on investment or return on equity. A portion of earned awards are based on discretionary factors to reflect individual contributions to the Company's success each year.

     In a given fiscal year, Mr. Osborne may earn incentive compensation which ranges from 0% to 75% of his annual base salary, with a target payout of 50% of his annual base salary. For 1994, Mr. Osborne received a bonus of 62.5% of his annual base salary. In reviewing Mr. Osborne's incentive amount, the Committee considered the performance of the continuing operations of the Company and the acquisitions and restructuring of operations completed in 1994. During 1994, Delfield and Whitlenge were acquired and successfully integrated into the Company. These companies made a positive contribution to the Company's earnings and net income per share in their first year. The integration of the operations of Booth and Crystal Tips was also completed. Finally, earnings per share exceeded original expectations. The Committee believes that Mr. Osborne's performance during 1994 was worthy of an incentive award above target.

  Long-Term Executive Incentive Compensation Plan

     The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objectives of the Scotsman Long-Term Executive Incentive Compensation Plan (the "Long-Term Plan") are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Committee endorses the value of stock ownership as an incentive for Company executives to increase shareholder value through improved executive performance.

     The Committee has established programs for each executive officer under the Long-Term Plan which provide for stock option grants as a portion of each participant's salary grade midpoint. The option exercise price is equal to the fair market value of the Common Stock on the date of the grant. Value to the executive is dependent upon an increase in the share price above the option exercise price. The program established for Mr. Osborne under the Long-Term Plan has a target equal to 100% of his salary grade midpoint. In 1994, the Committee approved a stock option grant equal to 100% of his salary grade midpoint. The Committee believes that an appropriate portion of Mr. Osborne's total compensation is tied directly to shareholder value.

  Benefit Programs

     The Company provides its executive officers with insurance protection plans, including medical, dental, life, accidental death and dismemberment, travel and accident, and disability insurance plans, retirement programs and vacation and holiday plans. These plans are generally available to the Company's employees.

                                            George D. Kennedy, Committee
                                            Chairman
                                            Donald C. Clark, Committee Member
                                            Matthew O. Diggs, Jr., Committee
                                            Member
                                            James J. O'Connor, Committee Member

COMMON STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Russell 2000 Index and the S&P Diversified Manufacturing Index over the same period. Most of the Company's direct competitors are private companies or small segments of larger companies and do not permit construction of a realistic peer group. Therefore, the S&P Diversified Manufacturing Index has been used in lieu of a peer group for this comparison.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                       SCOTSMAN INDUSTRIES, RUSSELL 2000,
                       AND S&P DIVERSIFIED MANUFACTURING

                                                                 S&P DIVERSI-
      MEASUREMENT PERIOD         SCOTSMAN IN-                     FIED MANU-
    (FISCAL YEAR COVERED)          DUSTRIES      RUSSELL 2000      FACTURING
12/31/89                                100.00          100.00          100.00
12/31/90                                 67.98           80.50           99.13
12/31/91                                 81.41          117.57          121.49
12/31/92                                 95.00          139.25          131.67
12/31/93                                144.27          165.55          159.82
12/31/94                                176.08          162.55          165.47

  Assumes $100 invested on December 31, 1989 in the Common Stock, Russell 2000, and S&P Diversified Manufacturing Group.

* Total return assumes reinvestment of dividends on a quarterly basis.

                                   PROPOSAL 2

              APPROVAL OF NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     On August 11, 1994, the Board of Directors adopted, subject to approval by the Company's shareholders, the Scotsman Industries, Inc. Non-Employee Directors Stock Option Plan. The Stock Option Plan provides for an automatic annual award of options to purchase shares of Common Stock to directors who are not employees of the Company. If approved by the shareholders, the Stock Option Plan will be deemed to have been effective as of August 11, 1994 (the "Effective Date").

     The purpose of the Stock Option Plan is to enhance the Company's ability to attract and retain non-employee directors of exceptional competence and to promote the achievement of the long-term objectives of the Company by more closely aligning the personal financial interests of non-employee directors with the interests of the Company's shareholders. The Board of Directors believes that it is in the best interests of the Company and its shareholders to provide non-employee directors with a personal financial stake in the Company in order to provide them with an additional incentive for seeking to enhance the Company's performance and growth.

     The affirmative vote of a majority of the votes cast by the holders of Common Stock and Series A Convertible Preferred Stock present, in person or by proxy, and entitled to vote at the 1995 Annual Meeting is required in order to approve the Stock Option Plan. Abstentions will be counted in determining the total number of votes cast on the proposal at the 1995 Annual Meeting. As a result, an abstention will have the same effect as a vote "Against" the approval of the Stock Option Plan.

     A copy of the Stock Option Plan is attached as Exhibit A to this Proxy Statement. The following discussion of the material features and provisions of the Stock Option Plan is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION

     The Stock Option Plan will be administered by the Board of Directors, subject to the provisions of the Stock Option Plan. The Stock Option Plan provides that the Board shall have full authority to interpret and administer the Stock Option Plan; provided, however, that the Board shall not have the authority to determine the criteria for eligibility to participate in the Stock Option Plan, the number of options or shares of Common Stock subject to options granted under the Stock Option Plan, the option exercise price, the vesting period, or the timing of the grant of options under the Stock Option Plan. All such determinations shall be automatically made pursuant to the provisions of the Stock Option Plan.

SHARES SUBJECT TO THE STOCK OPTION PLAN

     If the Stock Option Plan is adopted by the shareholders, up to 100,000 shares of Common Stock shall be available for grant under the Stock Option Plan. Common Stock issued pursuant to options granted under the Stock Option Plan may consist of authorized and previously unissued shares of Common Stock or of Common Stock held in the Company's treasury. The grant of an option shall reduce the number of shares of Common Stock available for grant under the Stock Option Plan by the number of shares of Common Stock subject to such option. If an option granted under the Stock Option Plan terminates or lapses for any reason, any shares of Common Stock subject to such option will again be available for grant under the Stock Option Plan. In the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or other change in the Company's capitalization, the Board of Directors has the authority to make appropriate adjustments in the price, number of shares of Common Stock or kind of securities subject to options or in the terms of such options in order to prevent dilution or enlargement of rights under the options. In addition, the Board of Directors may also change the number of shares or kinds of securities available for grant under the Stock Option Plan to reflect any such corporate changes. No such adjustment shall be made, however, if the adjustment would cause the Stock Option Plan to fail to comply with the "formula award" exception under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor regulation.

ELIGIBILITY

     Only directors of the Company who are not otherwise employees of the Company or any of its subsidiaries and who are serving on the Board of Directors on the date of each scheduled grant under the Stock Option Plan will be eligible to participate in the Stock Option Plan. As of the date hereof, the Company has seven non-employee directors -- Messrs. Clark, Collins, Considine, Diggs, Kennedy, O'Connor and Rettig. As President and Chief Executive Officer of the Company, Mr. Osborne is not eligible to participate in the Stock Option Plan.

OPTIONS

  Grant of Options

     Under the terms of the Stock Option Plan, each non-employee director will receive, as of the Effective Date, an automatic grant of an option to purchase 2,000 shares of Common Stock. If the Stock Option Plan is approved by the shareholders, Messrs. Clark, Collins, Considine, Diggs, Kennedy, O'Connor and Rettig will therefore be deemed to have been granted such an option as of August 11, 1994, the Effective Date. Each non-employee director who is newly elected or appointed to the Board of Directors after the Effective Date will receive an automatic grant of an option to purchase 2,000 shares of Common Stock on the next business day following the date of such director's election or appointment.

     Each non-employee director (other than a non-employee director who has not yet served at least six months on the Board of Directors) will automatically be granted an additional option to purchase 1,000 shares of Common Stock of the Company on the next business day following the date of each annual meeting, beginning with the next business day following the 1995 Annual Meeting. If the Stock Option Plan is approved by the shareholders, on May 19, 1995, the next business day following the date of the 1995 Annual Meeting, Messrs. Clark, Collins, Considine, Diggs, Kennedy, O'Connor and Rettig will accordingly be granted an option to acquire an additional 1,000 shares of Common Stock. No additional options shall be granted under the Stock Option Plan other than the options described in this paragraph and the preceding paragraph.

  Option Price

     The purchase price per share of Common Stock to be paid by a non-employee director upon the exercise of an option granted under the Stock Option Plan shall be equal to the fair market value of a share of Common Stock on the date on which the option was granted. For purposes of the Stock Option Plan, fair market value is defined as the average of the high and low sales prices for the Common Stock, as reported on the New York

Stock Exchange, on such date or, if no sales are reported, the weighted average of the mean of the high and low sales prices reported on the New York Stock Exchange on the nearest days before and after such date.

  Vesting of Options

     Each option granted under the Stock Option Plan shall vest 100% on the date immediately preceding the first annual meeting following the date of the grant of such option. If the Stock Option Plan is approved by the shareholders, options granted to non-employee directors as of the Effective Date will therefore be deemed to have vested on May 17, 1995.

     Notwithstanding the provisions of the preceding paragraph, all options held by a non-employee director will become immediately vested upon the death or disability of such non-employee director during his service as a director or upon a "change in control" of the Company, as defined in the Stock Option Plan. See "-- Provisions Relating to a 'Change in Control' of the Company." In the event that a non-employee director ceases to be a director for any reason other than death, disability or a change in control of the Company, all options held by such non-employee director which have not vested as of the date such non-employee director ceases to be a director shall be forfeited, and any shares of Common Stock subject to such options shall again be available for grants under the Stock Option Plan.

  Exercise of Options

     Each option shall expire on the date which is 10 years and one day from the date on which the option was granted, subject to the provisions of the Stock Option Plan relating to the termination of a non-employee director's service as a director. If a non-employee director terminates service on the Board of Directors as a result of death or disability, any option held by such director or such director's permitted transferees under the Stock Option Plan may be exercised within one year following the date of such termination or until the expiration date of such option, whichever period is shorter. In the event that a non-employee director ceases to be a director for any reason other than death, disability or a change in control of the Company, all options held by such non-employee director or such director's permitted transferees which are vested as of the date of such termination may be exercised within six months following such date or until the expiration date of such option, whichever period is shorter. Any option which vests pursuant to a change in control of the Company may be exercised at any time prior to the expiration date of such option.

     Payment for shares purchased upon exercise of an option shall be made in cash or in shares of Common Stock at the then fair market value of such shares or by a combination of cash and shares. No option granted under the Stock Option Plan may be sold, assigned or otherwise transferred other than (i) by will or by laws of descent and distribution or, (ii) to the extent permitted by Rule 16b-3 under the Exchange Act and solely for the purposes of estate planning, by transfer to members of the non-employee director's family or to family partnerships or trusts of which the sole beneficiaries are the non-employee director and members of such director's family.

PROVISIONS RELATING TO A "CHANGE IN CONTROL" OF THE COMPANY

     For purposes of the Stock Option Plan, a "change of control" will be deemed to have occurred if any of the following events occurs:

          (i) subject to certain specified exceptions, any individual, entity, or group, including any "person" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

          (ii) persons who were directors of the Company as of the Effective Date or persons nominated by those directors to succeed to their positions or their successors (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company;

          (iii) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) at least 60% of the Common Stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to such reorganization, consolidation or merger, in substantially the same proportions relative to one another, (B) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (C) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or

          (iv) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company to another corporation other than a corporation which meets the following requirements: (A) at least 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another,
     (B) no person beneficially owns 20% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 20% or more of the Common Stock or the Voting Securities immediately prior to such sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board.

AMENDMENT AND DURATION

     The Board of Directors may amend, modify or terminate the Stock Option Plan at any time, subject to the following limitations: (i) without the approval of the Company's shareholders, the Board of Directors may not materially increase the number of shares which may be available for grants of options under the Stock Option Plan, change the class of persons eligible to participate in the Stock Option Plan, materially increase the benefits accruing to non-employee directors under the Stock Option Plan, or make any other amendment to the Stock Option Plan which is required by law to be approved by the shareholders, and
(ii) without the consent of the option holder, the Board of Directors may not amend, modify or terminate a previously granted option in a manner which materially and adversely affects the rights of the option holder. Additionally, the provisions of the Stock Option Plan relating to eligibility, number of options and shares of Common Stock to be awarded to non-employee directors, the option exercise price, the vesting period and the timing of grants of options under the Stock Option Plan may not be amended more than once every six months.

     Unless terminated sooner by the Board of Directors, the Stock Option Plan will remain in effect until all shares of Common Stock subject to the Stock Option Plan shall have been purchased or acquired in accordance with the Stock Option Plan.

NEW STOCK OPTION PLAN BENEFITS

     The following table sets forth information concerning the options which will have been granted under the Stock Option Plan, as of the Effective Date, if the Stock Option Plan is approved by the shareholders and is therefore deemed to have been in effect for the fiscal year ended January 1, 1995. Information relating to employee directors, executive officers and other employees of the Company is not included because such individuals are not eligible to participate in the Stock Option Plan.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
            OPTIONS GRANTED IN 1994 SUBJECT TO SHAREHOLDER APPROVAL

---------------------------------------------------------------------------------------------
                          GROUP                         NUMBER OF OPTIONS  EXERCISE PRICE(1)
---------------------------------------------------------------------------------------------
  All Non-Employee Directors as a Group (7 Persons)....       14,000            $15.125
---------------------------------------------------------------------------------------------

(1) Fair market value (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange) on August 11, 1994, the Effective Date.

     On March 23, 1995, the last sales price of the Common Stock, as reported on the New York Stock Exchange, was $18.00. If the options granted to the non-employee directors under the Stock Option Plan on the Effective Date had been exercisable as of March 23, 1995, the dollar value of each such option (i.e., the difference between the last sales price of the Common Stock as of such date and the exercise price) would have been $2.875.

FEDERAL INCOME TAX CONSEQUENCES

     The options granted under the Stock Option Plan will be non-statutory options not intended to qualify under Section 422(a) of the Code. The grant of any option under the Stock Option Plan will not give rise to taxable income to the non-employee director or to a tax deduction for the Company. The option holder will recognize as ordinary income upon exercise of the option an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. If the option holder is subject to
Section 16(b) of the Exchange Act, special rules governing the time at which such income is recognized may apply. The Company will be entitled to a deduction in an amount equal to, and at the same time that, income is recognized by the option holder.

     If the option holder pays the exercise price of an option in cash, his or her original tax basis in the Common Stock acquired upon exercise of the option will be equal to the sum of the exercise price paid plus the amount that the option holder is required to recognize as income as a result of the exercise of the option. If the option holder pays the exercise price of an option by tendering other Common Stock then owned by the option holder, the option holder will not recognize any gain or loss on the tendered stock, and the option holder's original tax basis for an equal number of shares of Common Stock acquired upon exercise of the option will be the same as the option holder's adjusted tax basis in the tendered stock. The remaining acquired

Common Stock will have an original tax basis equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount which the option holder is required to recognize as income as a result of the exercise of the option.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE STOCK OPTION PLAN. UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE SUCH PROXY "FOR" PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of (i) the outstanding Common Stock and (ii) the outstanding Series A Convertible Preferred Stock as of the most recent date prior to the preparation of this Proxy Statement for which information is available to the Company.

-------------------------------------------------------------------------------------------------
                                                                      NUMBER OF
                                                                      SHARES OF      PERCENT OF
                                                                       SERIES A       SERIES A
                                        NUMBER OF                    CONVERTIBLE    CONVERTIBLE
                                        SHARES OF      PERCENT OF     PREFERRED      PREFERRED
                                       COMMON STOCK      CLASS          STOCK          STOCK
    NAME AND ADDRESS OF BENEFICIAL     BENEFICIALLY    OF COMMON     BENEFICIALLY   BENEFICIALLY
                OWNER                     OWNED          STOCK          OWNED         OWNED(1)
-------------------------------------------------------------------------------------------------
  Mario J. Gabelli
  Gabelli Funds, Inc.
  GAMCO Investors, Inc...............   730,200(2)      8.17%(3)          0              0%
  One Corporate Center
  Rye, New York 10580-1434
-------------------------------------------------------------------------------------------------
  Neuberger & Berman.................   496,990(4)      5.56%(3)          0              0%
  605 Third Avenue
  New York, New York 10058-3698
-------------------------------------------------------------------------------------------------
  Onex Corporation
  EJJM
  Pacific Mutual Life Insurance
     Company et al...................  3,274,396(5)    31.29%(6)      1,999,992         100%
  c/o Robert F. Quaintance, Jr., Esq.
  Debevoise & Plimpton
  875 Third Avenue
  New York, New York 10022
-------------------------------------------------------------------------------------------------

(1) Based upon a total of 1,999,992 shares of Series A Convertible Preferred Stock issued and outstanding on March 24, 1995.

(2) Based on information provided in a Schedule 13D, as amended through Amendment No. 21 thereto, dated February 7, 1995, filed with the Securities and Exchange Commission (the "SEC") by various entities which, according to the filing, Mario J. Gabelli directly or indirectly controls and for which he acts as chief investment officer. According to the filing, GAMCO Investors, Inc. ("GAMCO") is the beneficial owner of 710,200 shares of Common Stock and Gabelli Funds, Inc. ("GFI") is the beneficial owner of 20,000 shares. According to the filing, Mr. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by GAMCO and GFI, and GFI is deemed to have beneficial ownership of the shares beneficially owned by GAMCO. The filing also states that GAMCO, GFI and Mr. Gabelli each have sole voting and investment power over the shares which they are reported as beneficially owning or as being deemed beneficially to own except that (a) GAMCO lacks voting power over 65,700 shares, (b) under certain circumstances, GFI will share with certain individual funds voting power with respect to 20,000 shares held by one or more of those funds, and
    (c) the voting and investment power of Mr. Gabelli and GFI (with respect to the shares beneficially owned by GAMCO) is indirect.

(3) Based upon a total of 8,940,020 issued and outstanding shares of Common Stock, as of March 24, 1995.

(4) Based on information provided in a Schedule 13G, as amended by Amendment No. 1, dated February 10, 1995, filed with the SEC by Neuberger & Berman. According to the filing, Neuberger & Berman has shared investment power with respect to all 496,990 shares, sole voting power with respect to 59,700 shares and no voting power with respect to the remaining shares. According to the filing, the shares do not include 98,900 shares of Common Stock owned by partners of Neuberger & Berman in their personal securities accounts as to which Neuberger & Berman disclaims beneficial ownership and 70,400 shares held in the name of the Neuberger & Berman Profit Sharing Retirement Plan as to which Neuberger & Berman disclaims beneficial ownership.

(5) Based on information provided in a Schedule 13D, as amended by Amendment No. 1, dated February 21, 1995, filed with the SEC by Onex Corporation, Onex DHC LLC, OMI Quebec Inc., Onex Capital Corporation, Oncap Holding Corporation, Gerald W. Schwartz, EJJM, Matthew O. Diggs, Jr., Nancy B. Diggs, The Diggs Family Foundation, Pacific Mutual Life Insurance Company, PM Group Life Insurance Company, Pacific Mutual Charitable Foundation, Timothy C. Collins,
    W. Joseph Manifold, Charles R. McCollom, Anita J. Moffatt Trust dated July 23, 1993, Anita J. Moffatt, Remo Panella, Teddy F. Reed, Robert L. Schafer, Graham E. Tillotson, John A. Tilmann Trust dated July 23, 1993, John A. Tilmann, Ronald A. Anderson, Kevin E. McCrone, Michael P. McCrone, Michael
    J. de St. Paer, Paul L. de St. Paer, Wendy M. de St. Paer, M. Anne de St. Paer, Graham F. Cook, Jane E. Cook, Catherine J. Cook, G.F. Cook and J.E. Cook (A/c AJC) Trust, G.F. and J.E. Cook (A/c SEC) Trust, Christopher R.L. Wheeler, Maureen J. Wheeler, Jonathan R. Wheeler, Josephine V. Wheeler, John Rushton, Margaret L. Rushton, and J. Rushton & M.L. Rushton (A/c JGR) Trust (the "Reporting Persons"). The shares include 1,525,393 shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock held by the Reporting Persons. According to the filing, the Reporting Persons may be deemed to constitute a "group" for purposes of
    Section 13(d)(3), and each of the Reporting Persons has shared voting power and shared investment power with respect to all 3,274,396 shares reported as beneficially owned by the group. According to the filing, pursuant to the Stockholders' Agreement (i) the Reporting Persons may not transfer any shares of Common Stock, except for transfers pursuant to an underwritten public offering or sale in the public market through a broker, unless the transferee agrees to become a party to, and to be bound by, the Stockholders' Agreement, and (ii) the Reporting Persons have granted Onex the Onex Proxy to vote all shares of Common Stock held by such Reporting Persons. For additional information relating to the Stockholders' Agreement and the Onex Proxy, see "Agreements Governing the Appointment and Future Nomination of Certain Directors."

(6) On a partially diluted basis, based upon a total of 10,465,413 shares of Common Stock deemed to be outstanding, assuming the conversion of all 1,999,992 shares of Series A Convertible Preferred Stock beneficially owned by the Reporting Persons.

AUDITORS

     The independent public accounting firm of Arthur Andersen LLP has audited the Company's consolidated 1994 financial statements. Arthur Andersen LLP will serve as the Company's independent auditors in 1995. A representative from Arthur Andersen LLP will be present at the 1995 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

     The Company's by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders of the Company (the "Business Procedure").

     The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely prior written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In order for business to be properly brought before an annual meeting, such business must also be a proper matter for shareholder action. To be timely, notice of a nomination or proposed business must be received by the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting.

     Special provisions apply if the date of an annual meeting is more than 30 days before or 60 days after such anniversary date. Under those circumstances, in order to be timely, notice must be received by the Company not earlier than the close of business on the 90th day before the date of the annual meeting nor later than the later of (i) the close of business on the 60th day before the annual meeting or (ii) the close of business on the 10th day after the date on which the Company first publicly announces the meeting (either by a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or by a filing with the Securities and Exchange Commission). Special provisions also apply in the event that the number of directors to be elected at an annual meeting is increased and there is no such public announcement naming all of the nominees for directors or specifying the size of the increased board at least 70 days before the first anniversary of the preceding year's annual meeting. Under those circumstances, a notice shall be timely, but only with respect to nominees for any new positions created by the increase, if the notice is received by the Company not later than the close of business on the 10th day after the date that the Company first makes such a public announcement. Any shareholder who gives notice of the nomination of any person for election as a director or notice of business to be brought before an annual meeting must be a shareholder of record at the time of the giving of notice and entitled to vote on the matter with respect to which such notice is given.

     Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to being named as a nominee and to serving as a director if elected). Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about the business to be brought, including a brief description of the business, the reasons for conducting such business at the annual meeting, and any material interest of such shareholder in the business so proposed. Any notice given under either the Nomination Procedure or the Business Procedure must also contain certain information about the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal has been made, including the name and address of the shareholder as they appear on the Company's books, the name and address of such beneficial owner, if any, and the number of shares of Common Stock owned beneficially and of record by such shareholder and beneficial owner, if any.

     If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if such Chairman or other officer determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-mentioned procedures.

1996 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS

     Proposals from shareholders to be presented at the 1996 annual meeting of the shareholders of the Company must be received by the Company on or before December 1, 1995 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER BUSINESS

     The management of the Company knows of no business other than that stated in this Proxy Statement which will be presented for action at the 1995 Annual Meeting. If however, other business should properly come before the meeting, the persons designated in the enclosed proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

     THE COMPANY WILL PROVIDE WITHOUT COST TO ANY SHAREHOLDER A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WHICH THE COMPANY IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO SCOTSMAN INDUSTRIES, INC., 775 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061, ATTENTION: DONALD D. HOLMES, SECRETARY.

                                                                       EXHIBIT A

                           SCOTSMAN INDUSTRIES, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                   ARTICLE 1

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     1.1 AWARD AGREEMENT. "Award Agreement" means an agreement entered into by and between the Company and a Non-employee Director, setting forth the terms and provisions applicable to an Option granted under the Plan.

     1.2 BENEFICIAL OWNER. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     1.3 BOARD OR BOARD OF DIRECTORS. "Board" or "Board of Directors" means the board of directors of the Company.

     1.4 CHANGE IN CONTROL. A "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

          (1) the acquisition by any Person of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and
     (iii) of subsection (3) of this Section 1.4 shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

          (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

     1.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.6 COMMISSION. "Commission" means the United States Securities and Exchange Commission or any successor agency thereto.

     1.7 COMPANY. "Company" means Scotsman Industries, Inc., a Delaware corporation, or any successor thereto as provided in Section 8.5 herein.

     1.8 DIRECTOR. "Director" means any individual who is a member of the Board of Directors of the Company.

     1.9 DISABILITY. "Disability" means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

     1.10 EFFECTIVE DATE. "Effective Date" shall have the meaning set forth in
Section 2.3 hereof.

     1.11 EMPLOYEE. "Employee" means any employee of the Company or of any of the Company's Subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

     1.12 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     1.13 FAIR MARKET VALUE. "Fair Market Value" shall mean the average of the highest and lowest sale prices for Shares on the relevant date, as reported on the New York Stock Exchange, or if there were no sales on such date, the weighted average of the mean between the highest and lowest sale prices reported on the New York Stock Exchange the nearest day before and the highest and lowest sale prices reported on the New York Stock Exchange on the nearest day after the relevant date.

     1.14 NON-EMPLOYEE DIRECTOR. "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee.

     1.15 OPTION. "Option" means a nonqualified stock option to purchase Shares, granted under Article 6 herein.

     1.16 OPTION PRICE. "Option Price" means the price at which a Share may be purchased under an Option.

     1.17 PARTICIPANT. "Participant" means a Non-employee Director who has outstanding an Option granted under the Plan.

     1.18 PERMITTED TRANSFEREE. "Permitted Transferee" shall have the meaning set forth in Section 6.11 hereof.

     1.19 PERSON. "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     1.20 PLAN. "Plan" shall have the meaning set forth in Section 2.1 hereof.

     1.21 SHARES. "Shares" means shares of common stock of the Company, par value $.10 per share, together with the related common stock purchase rights.

     1.22 SUBSIDIARY. "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                                   ARTICLE 2

                      ESTABLISHMENT, PURPOSE AND DURATION

     2.1 ESTABLISHMENT OF THE PLAN. Subject to the subsequent approval by an affirmative vote of the stockholders of the Company in accordance with the requirements of Rule 16b-3 under the Exchange Act, the Company hereby establishes an incentive compensation plan to be known as the "Scotsman Industries, Inc. Non-Employee Directors Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Options, subject to the terms and provisions set forth herein.

     2.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal financial interests of Non-employee Directors to those of the Company's stockholders and to attract and retain Non-employee Directors of outstanding competence.

     2.3 DURATION OF THE PLAN. Subject to the subsequent approval of the stockholders in accordance with Section 2.1, the Plan shall commence on August 11, 1994 (the "Effective Date") and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 7 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 APPOINTMENT OF BOARD OF DIRECTORS AS ADMINISTRATOR. The Plan shall be administered by the Board of Directors, subject to the restrictions set forth in the Plan.

     3.2 POWERS OF THE BOARD. The Board shall have full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions; provided, however, that in no event shall the Board have the power to determine the criteria for eligibility to participate in the Plan, the number of Options or Shares subject to Options granted under the Plan, or the Option Price, vesting period, or timing of the grant of Options under the Plan, all of which determinations shall be automatically made pursuant to the provisions of the Plan.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, Participants, and Permitted Transferees.

                                   ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed one hundred thousand (100,000). Shares issued pursuant to the Plan may consist of authorized and unissued Shares or Shares which have been or may be held by the Company in treasury, as determined from time to time by the Board. The grant of an Option shall reduce the number of Shares available for grant under the Plan by the number of Shares subject to such Option.

     4.2 LAPSED AWARDS. If any Option granted under the Plan terminates, expires, is forfeited, or lapses for any reason, any Shares subject to such Option shall again be available for grant under the Plan to the extent consistent with Rule 16b-3 of the Exchange Act and the interpretations of the Commission thereunder.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of corporate changes affecting the Shares, this Plan or Options granted thereunder (including without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations or other relevant changes in capitalization), the Board shall make appropriate adjustments in price and number of Shares and kind of securities subject to Options or in the terms of such Options, which it deems equitable to prevent dilution or enlargement of rights under the Options; provided, however, that no such adjustment shall be made if the adjustment would cause the Plan to fail to comply with the "formula award" exception under Rule 16b-3 under the Exchange Act or any successor regulation. In addition, the Board may from time to time equitably change the aggregate number or remaining number of Shares or kind of securities which may be issued under the Plan to reflect any such corporate changes; provided, however, that no such change shall be made if such change would cause the Plan to fail to comply with the "formula award" exception under Rule 16b-3 under the Exchange Act or any successor regulation.

                                   ARTICLE 5

                         ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non-employee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

     5.2 ACTUAL PARTICIPATION. All eligible Non-employee Directors shall receive grants of Options pursuant to the terms and provisions set forth in Article 6 herein.

                                   ARTICLE 6

                                    OPTIONS

     6.1 INITIAL GRANT OF OPTIONS. Subject to the subsequent approval of the Plan by the stockholders of the Company in accordance with Section 2.1, each individual who is a Non-employee Director on the Effective Date shall be granted, on the Effective Date, an Option to purchase two thousand (2,000) Shares. Thereafter, each newly elected or appointed Non-employee Director shall be granted, on the next business day following the date on which such Non-employee Director is first elected or appointed to the Board, an Option to purchase two thousand (2,000) Shares. The specific terms and provisions of such Options shall be incorporated in Award Agreements, executed pursuant to Section
6.4 of the Plan.

     6.2 SUBSEQUENT GRANTS OF OPTIONS. During the period beginning with the next business day following the 1995 Annual Meeting and subject to the limitation on the number of Shares subject to the Plan, on the next business day following each annual meeting of the Company's stockholders, each Non-employee Director (other than a Non-employee Director who has not then yet served at least six (6) months on the Board) shall be granted an Option to purchase one thousand (1,000) Shares, effective as of each such next business day following the annual stockholders' meeting.

     6.3 LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Sections 6.1 and 6.2 herein, no additional Options shall be granted under the Plan.

     6.4 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the term of the Option, and the number of Shares available for purchase under the Option, in accordance with the provisions of the Plan.

     6.5 OPTION PRICE. The purchase price per Share for each Share which may be purchased pursuant to an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

     6.6 TERM OF OPTIONS. Except as otherwise provided in Section 6.8 hereof, each Option shall expire, and all rights to purchase Shares thereunder shall cease, on the date ten (10) years and one day from the date on which the Option was granted.

     6.7 VESTING OF SHARES SUBJECT TO OPTION. Subject to the terms of this Plan, each Option granted under the Plan shall vest one hundred percent (100%) upon the day preceding the first annual stockholder meeting following the date of grant of such Option. Notwithstanding the provisions of the preceding sentence, all Options held by a Participant or such Participant's Permitted Transferees shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

          (a) The death of the Participant during service on the Board; or

          (b) Termination of service on the Board due to the Disability of the Participant; or

          (c) A Change in Control.

     6.8 TERMINATION OF DIRECTORSHIP. In the event that a Participant ceases to be a Director for any reason other than death or Disability, (i) all Options held by such Participant or such Participant's Permitted Transferees which are not vested as of the date on which such Participant ceases to be a Director shall be forfeited (with no further vesting to occur), and any Shares subject to such Options shall again be available to the Company for grants under the Plan in accordance with Section 4.2, and (ii) all Options held by such

Participant or such Participant's Permitted Transferees which are vested as of such date shall remain exercisable for six (6) months following the date on which such Participant's service on the Board terminates, or until their expiration date, whichever period is shorter.

     In the event of the termination of service on the Board due to the death of a Participant, any Option held by such Participant or such Participant's Permitted Transferees may be exercised at any time prior to its expiration date or within (1) year following the date of death, whichever period is shorter.

     In the event of termination of service on the Board due to the Disability of a Participant, any Option held by such Participant or such Participant's Permitted Transferees may be exercised at any time prior to its expiration date or within (1) year following the date of such termination, whichever period is shorter, by such Participant, such person or persons as shall have been named as such Participant's legal representative, or such Participant's Permitted Transferees.

     Any Option which vests pursuant to a Change in Control may be exercised at any time prior to the expiration date of such Option.

     6.9 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Payment for Shares purchased upon the exercise of an Option shall be made in cash or, in the discretion of the Participant or such Participant's Permitted Transferee and consistent with any applicable requirements under Section 16 of the Exchange Act and the rules and regulations of the Commission thereunder, in Shares valued at the then Fair Market Value of such Shares or by a combination of cash and Shares. As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall deliver to the Participant or such Participant's Permitted Transferee certificates evidencing the number of Shares purchased pursuant to the exercise of the Option.

     6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as may be necessary to comply with applicable Federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and any blue sky or state securities laws applicable to such Shares; provided, however, that no such restriction shall be imposed if the restriction would result in a failure of the grant of Options under the Plan to comply with the "formula award" exception under Rule 16b-3 under the Exchange Act or any successor regulation.

     6.11 NON-TRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution or, (ii) to the extent permitted by Rule 16b-3 under the Exchange Act or any successor regulation and solely for the purposes of estate planning by or on behalf of the Participant, by transfer to members of such Participant's family, family partnerships or trusts, provided that the sole beneficiaries of such trusts consist of the Participant and members of the Participant's family. Any person or entity to which an Option has been transferred in accordance with clause (i) or (ii) of the preceding sentence is referred to elsewhere in this Plan as a "Permitted Transferee." All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or such Participant's Permitted Transferees.

                                   ARTICLE 7

                    AMENDMENT, MODIFICATION AND TERMINATION

     7.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan governing the criteria for eligibility to participate in the Plan, the number of Options and Shares subject to Options to be awarded to Directors, the Option Price, the vesting period and the timing of grants of Options to Directors may not be amended more than once within any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder. Notwithstanding the foregoing, without the prior approval of the stockholders of the Company, the Board may not (i) materially increase the total number of Shares which may be available for grants of Options under the Plan, except in accordance with Section 4.3 hereof, (ii) change the class of persons eligible to participate in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) adopt any other amendment or modification for which stockholder approval may be required in order to comply with the requirements of the Code or any regulations thereunder, Rule 16b-3 under the Exchange Act or any successor regulation, or any national securities exchange on which the Shares are then listed or reported.

     7.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect the rights of any holder of an Option previously granted under the Plan, without the written consent of the Participant holding such Option.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     8.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included.

     8.3 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation or in the event that all designated beneficiaries have predeceased the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

     8.4 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders.

     8.5 SUCCESSORS. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company or a merger or consolidation with the Company.

     8.6 REQUIREMENTS OF LAW. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.7 GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   APPENDIX

         The following graphic material cannot be transmitted pursuant to EDGAR:

        1. A map of the area of Vernon Hills, Illinois, indicating directions to the site of the annual meeting, including directions from O'Hare airport, which appears on the page following the cover letter.

        2. The graph captioned "Comparison of Five Year Cumulative Total Return, Scotsman Industries, Russell 2000, and S&P Diversified Manufacturing" which appears on page 20 of the Proxy Statement, which has been separately submitted under cover of Form SE.

                               REVOCABLE PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF SCOTSMAN INDUSTRIES, INC.


        The undersigned hereby appoint(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of capital stock of Scotsman Industries, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, May 18, 1995, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE OF THIS CARD.

            (PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE
                          ENCLOSED RETURN ENVELOPE.)



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES AND "FOR"
                                  PROPOSAL 2.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /




1. Election of Directors        Withhold   For All
   Nominees: Richard C.    For  Authority  Except the Nominee(s) Written Below
   Osborne, Donald C.
   Clark, Timothy C.
   Collins                 / /     / /       / /
                                                    ---------------------------
2. Proposal to Approve     For  Against    Abstain
   the Non-Employee
   Directors Stock
   Option Plan.           / /     / /      / /




                                          ------------------------------------
                                                     Signature

                                          ------------------------------------
                                               Signature (if held jointly)

                                          Dated:                         ,1995
                                                 ------------------------
                                          IMPORTANT: Please sign exactly as
                                          your name or names appear on the
                                          left.  If stock is held jointly, all
                                          joint owners must sign.  Executors,
                                          administrators, trustees, guardians,
                                          custodians, corporate officers and
                                          others signing in a representative
                                          capacity should put their full title.